Exhibit 23.2 - Consent of Auditor

TELFORD SADOVNICK, P.L.L.C.

CERTIFIED PUBLIC ACCOUNTANTS

Consent of Independent Public Accountants

We consent to the use in this Registration Statement of Cougar Holdings Inc. (the "Company") on Form SB-2, of our report dated September 19, 2003 relating to the Company's financial statements appearing in this Registration Statement.

We also consent to the reference to us under the heading "Experts" in this Registration Statement.

/s/ TELFORD SADOVNICK, P.L.L.C.

CERTIFIED PUBLIC ACCOUNTANTS

Bellingham, Washington
May 10, 2004